EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statements (Form S-8) pertaining to the e-SIM Ltd. 1999 Share Option Plan of our report dated March 12, 2003, with respect to the consolidated financial statements of e-SIM Ltd., included in its Annual Report (Form 20-F) for the year ended January 31, 2003, filed with the Securities and Exchange Commission.











                                               /s/ KOST, FORER & GABBAY
Tel - Aviv                                       KOST, FORER & GABBAY
September 29, 2003                         A member of Ernst & Young Global